First AMENDMENT

TO

third AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

VINEBROOK HOMES OPERATING PARTNERSHIP, L.P.

This First Amendment (this “Amendment”), dated as of July 25, 2025, is to the Third Amended and Restated Limited Partnership Agreement of VineBrook Homes Operating Partnership, L.P. (the “Partnership”), dated August 3, 2023, by and among VineBrook Homes OP GP, LLC, a Delaware limited liability company (the “General Partner”), and the Persons that are party thereto from time to time and whose names are set forth on Exhibit A attached thereto (as it may be amended from time to time) (as amended, the “Partnership Agreement”). All capitalized terms used herein and not otherwise defined have the respective meaning given to such terms in the Partnership Agreement.

RECITALS

A.
In accordance with Section 14.1(a) of the Partnership Agreement, to remove the Investment Committee, the General Partner has approved the amendments to the Partnership Agreement set forth herein.

AGREEMENTS

Section 1. Amendments.

(a) The definition of “Investment Committee” contained in Article 1 of the Partnership Agreement is deleted in its entirety.

(b) All references to “Investment Committee” in the Partnership Agreement shall be deleted.

(c) Section 7.12 of the Partnership Agreement is deleted in its entirety.

Section 2. Miscellaneous.

(a)
Effect of Amendment. This Amendment is limited as specified herein and shall not constitute a modification, amendment or waiver of any other provision of the Partnership Agreement. Except as specifically amended by this Amendment, all other provisions of the Partnership Agreement are hereby ratified and remain in full force and effect.

(b)
Single Document. From and after the date hereof, all references to the Partnership Agreement shall be deemed to be references to the Partnership Agreement as amended by this Amendment.

(c)
Severability. In the event that any provision of this Amendment or the application of any provision of this Amendment is declared to be invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Amendment shall not be affected.

(d)
Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

(e)
Headings. The headings in this Amendment are for convenience only. They shall not be deemed part of this Amendment and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

[Signature Page Follows]

AMERICASACTIVE:21462867.3 2

IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date first set forth above.

GENERAL PARTNER:

VINEBROOK HOMES OP GP, LLC

By: /s/ Paul Richards

Name: Paul Richards

Title: President, Chief Financial Officer, Assistant Secretary and Treasurer

[Signature Page to First Amendment to Third Amended and Restated Partnership Agreement]